CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement of Takeda Pharmaceutical Company Limited on Form F-4 of our report dated February 8, 2019 related to the consolidated financial statements of Shire plc as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, 2017, and 2016, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE LLP
London, United Kingdom
August 9, 2019